            As filed with the Securities and Exchange Commission on May 22, 1996
                                                Registration No. 333-
                                                                     -----------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            CARDIOGENESIS CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                               77-0352469
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                               identification no.)

                               540 OAKMEAD PARKWAY
                           SUNNYVALE, CALIFORNIA 94086
                    (Address of principal executive offices)

                           1993 EQUITY INCENTIVE PLAN
                           1996 EQUITY INCENTIVE PLAN
                        1996 DIRECTORS STOCK OPTION PLAN
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

              ALLEN W. HILL, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            CARDIOGENESIS CORPORATION
                               540 OAKMEAD PARKWAY
                           SUNNYVALE, CALIFORNIA 94086
                                 (408) 328-8500

 (Name, address and telephone number, including area code, of agent for service)

                                   COPIES TO:

                              Bruce W. Jenett, Esq.
                               Rashmi Garde, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------
                                                                  PROPOSED
                                                                  MAXIMUM
                                                   AMOUNT        OFFERING     PROPOSED MAXIMUM      AMOUNT OF
                                                    TO BE          PRICE        AGGREGATE          REGISTRATION
        TITLE OF SECURITIES TO BE REGISTERED     REGISTERED      PER SHARE    OFFERING PRICE           FEE
- ------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001                 1,098,877(1)     $ 20.00(2)      $ 21,977,540(2)       $7,579
Common Stock, par value $0.001                 1,206,050(3)        0.49(4)           590,965             204

- ------------------------------------------------------------------------------------------------------------------

(1) Shares available for grant as of May 21, 1996 under the 1996 Equity Incentive Plan and the 1996 Directors Stock Option Plan, and available for issuance under the 1996 Employee Stock Purchase Plan.

(2) Estimated as of May 21, 1996 pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

(3) Shares subject to options outstanding as of May 21, 1996 under the 1993 Equity Incentive Plan.

(4) Weighted average per share exercise price of options outstanding as of May 21, 1996 under the plans referenced in footnote (3) above.

                            CARDIOGENESIS CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's Prospectus filed with the Commission on May 22, 1996 under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Rule 424(b), which prospectus contains audited financial statements for the fiscal year ended December 31, 1995.

         (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on May 2, 1996 with the Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and declared effective by the Commission on May 21, 1996, and any amendment or report subsequently filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Registrant may, in its discretion, indemnify employees and agents as set forth in the Delaware General Corporation Law; (iii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors and officers to the fullest extent permitted by the Delaware General Corporation Law in connection with a proceeding (except if such person breached his or her duty of loyalty, committed an act or omission not in good faith or that involved intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction; (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees and agents; and (v) the Registrant may not retroactively amend the Bylaw provisions relating to indemnity.

         The Registrant's policy is to enter into indemnity agreements with each of its directors and executive officers. The indemnity agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims
(i) initiated by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board of Directors and, if the Board of Directors finds it to be appropriate, proceedings brought to enforce a right to indemnification under the Indemnity Agreement, (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement,
(iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and related laws, (iv) on account of conduct by a director which is finally adjudged to have been in bad faith or conduct that the director did not reasonably believe to be in, or not opposed to, the best interests of the Registrant, (v) on account of any criminal action or proceeding arising out of conduct that the director had reasonable cause to believe was unlawful or (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         The indemnity agreements also provide for contribution in certain situations in which the Registrant and a director or executive officer are jointly liable but indemnification is unavailable, such contribution to be based on the relative benefits received and the relative fault of the Registrant and the director or executive officer. Contribution is not allowed in connection with a Section 16(b) judgment, an adjudication of bad faith or conduct that a director or executive officer did not reasonably believe to be in, or not opposed to, the best interests of the Registrant or a proceeding arising out of conduct a director or executive officer had reasonable cause to believe was unlawful.

         The indemnity agreements require a director or executive officer to reimburse the Registrant for all expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, the indemnity agreement or otherwise, to be indemnified for such expenses. The indemnity agreement provides that it is not exclusive of any rights a director or executive officer may have under the Company's Certificate of Incorporation, Bylaws, other agreements, any vote of the stockholders or vote of disinterested directors, the Delaware law or otherwise.

         The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's executive officers and directors for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

         The Registrant, with approval by the Board of Directors, expects to purchase director and officer liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

           4.01 Registrant's Certificate of Incorporation (incorporated herein by reference to Exhibit 3.01 of Registrant's Registration Statement on Form SB-2, File No. 333-3752-LA, initially filed on April 17, 1996, and as subsequently amended through May 22, 1996 (the "Form SB-2")).

           4.02 Registrant's Certificate of Designation of Preferred Stock (incorporated herein by reference to Exhibit 3.02 of the Form SB-2).

           4.03 Registrant's form of Restated Certificate of Incorporation to be filed following the closing of Registrant's initial public offering (incorporated herein by reference to Exhibit 3.03 of the Form SB-2).

           4.04 Registrant's Bylaws (incorporated herein by reference to Exhibit 3.04 of the Form SB-2).

           4.05 Registrant's 1993 Equity Incentive Plan and related documents (incorporated herein by reference to Exhibit 10.01 of the Form SB-2).

           4.06 Registrant's 1996 Equity Incentive Plan and related documents (incorporated herein by reference to Exhibit 10.02 of the Form SB-2).

           4.07 Registrant's 1996 Directors Stock Option Plan and related documents (incorporated herein by reference to Exhibit 10.03 of the Form SB-2).

           4.08 Registrant's 1996 Employee Stock Purchase Plan and related documents (incorporated herein by reference to Exhibit 10.04 of the Form SB-2).

           4.09 Form of Specimen Certificate for Registrant's Common Stock (incorporated herein by reference to Exhibit 4.01 of the Form SB-2).

           4.10 Registrant's Second Restated Investor's Rights Agreement, dated as of December 5, 1995, as amended (incorporated herein by reference to Exhibit 4.02 of the Form SB-2).

           5.01    Opinion of Fenwick & West LLP.

          23.01    Consent of Fenwick & West LLP (included in Exhibit 5.01).

          23.02 Consent of Coopers & Lybrand, L.L.P., independent accountants.

          24.01    Power of Attorney (see page 8).

ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to

Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 21st day of May, 1996.

                                    CARDIOGENESIS CORPORATION


                                    By: /s/ Allen W. Hill
                                        -------------------------------------
                                        Allen W. Hill,
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Allen W. Hill, Richard P. Powers and Edward F. Brennan, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                      Title                              Date
             ---------                                      -----                              ----

PRINCIPAL EXECUTIVE OFFICER
  AND DIRECTOR:
/s/ Allen W. Hill
- ----------------------------------------         President, Chief Executive               May 21, 1996
Allen W. Hill                                    Officer and a Director

PRINCIPAL FINANCIAL OFFICER
  AND PRINCIPAL ACCOUNTING OFFICER:

/s/ Richard P. Powers
- ----------------------------------------         Vice President of Finance and            May 21, 1996
Richard P. Powers                                Administration, Chief Financial
                                                 Officer and Secretary

ADDITIONAL DIRECTORS:

/s/ David B. Apfelberg                           Director                                 May 21, 1996
- ----------------------------------------
David B. Apfelberg

/s/ Jack M. Gill                                 Director                                 May 21, 1996
- ----------------------------------------
Jack M. Gill

/s/ David C. Hull, Jr.                           Director                                 May 21, 1996
- ----------------------------------------
David C. Hull, Jr.

/s/ Thomas D. Kiley                              Director                                 May 21, 1996
- ----------------------------------------
Thomas D. Kiley

                                                 Director                                 May __, 1996
- ----------------------------------------
F. Thomas (Jay) Watkins III

                                  EXHIBIT INDEX

Exhibit No.                                 Description
- -----------                                 -----------

    4.01          Registrant's Certificate of Incorporation (incorporated herein by reference to
                  Exhibit 3.01 of the Form SB-2).................................................

    4.02          Registrant's Certificate of Designation of Preferred Stock (incorporated herein by reference to Exhibit 3.02 of the
                  Form SB-2) ....................................................................

    4.03          Registrant's form of Restated Certificate of Incorporation to be filed following the closing of Registrant's initial public offering (incorporated herein by reference to Exhibit 3.03 of the Form SB-2)..........................

    4.04          Registrant's Bylaws (incorporated herein by reference to Exhibit 3.04 of the
                  Form SB-2).....................................................................

    4.05          Registrant's 1993 Equity Incentive Plan and related documents (incorporated herein by reference to Exhibit 10.01 of the Form SB-2).........................

    4.06          Registrant's 1996 Equity Incentive Plan and related documents
                  (incorporated herein by reference to Exhibit 10.02 of the Form SB-2)...........

    4.07          Registrant's 1996 Directors Stock Option Plan and related documents
                  (incorporated herein by reference to Exhibit 10.03 of the Form SB-2)...........

    4.08          Registrant's 1996 Employee Stock Purchase Plan and related documents
                  (incorporated herein by reference to Exhibit 10.04 of the Form SB-2)...........

    4.09          Form of Specimen Certificate for Registrant's Common Stock (incorporated herein by reference to Exhibit 4.01 of the Form SB-2)..........................

    4.10          Registrant's Second Restated Investor's Rights Agreement, dated as of
                  December 5, 1995, as amended (incorporated herein by reference to Exhibit
                  4.02 of the Form SB-2).........................................................

    5.01          Opinion of Fenwick & West LLP..................................................

    23.01         Consent of Fenwick & West LLP (included in Exhibit 5.01).......................

    23.02         Consent of Coopers & Lybrand, L.L.P., independent accountants..................

    24.01         Power of Attorney (see page 8).................................................